UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, Verticalnet, Inc. ("Verticalnet") entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with FBR Investment Management, Inc., a Delaware corporation (the "Stockholders’ Representative"), on behalf of, and in its capacity as the exclusive agent and attorney-in-fact of, the former holders of preferred stock of B2eMarkets, Inc., a Delaware corporation (the "Former Stockholders").

The Settlement Agreement was entered into to settle certain claims for indemnification made by Verticalnet (the "Settled Claims") arising under that certain Agreement of Merger, dated as of July 16, 2004 (the "Merger Agreement") by and among Verticalnet, Popcorn Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Verticalnet and B2eMarkets, Inc., a Delaware corporation ("B2eMarkets"). In connection with the merger, 702,927 shares of Verticalnet common stock were held in escrow as security for indemnification claims arising under the Merger Agreement.

Under the Settlement Agreement, the Stockholders’ Representative, on behalf of the Former Stockholders, forfeited, surrendered and released all rights to the 702,927 shares that were held in escrow. As a result, the 702,927 shares of Verticalnet common stock were released from escrow and returned to Verticalnet. In addition, pursuant to the Settlement Agreement, Verticalnet and the Stockholders’ Representative, on behalf of the Former Stockholders, released each other from any claims or liabilities with respect to the Settled Claims.

The information regarding the Settlement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this report, and is incorporated herein by reference. You are urged to read the Settlement Agreement attached to this report as Exhibit 10.1 in its entirety for a more complete description of the terms and conditions of the agreement.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on August 16, 2005, Verticalnet issued $6.6 million aggregate principal amount of Senior Secured Convertible Promissory Notes due July 2, 2007 (the "Notes"). On December 14, 2005, pursuant to the terms of the Notes, Verticalnet paid an aggregate of $457,584 as payment of principal and interest then due on the Notes through the issuance of an aggregate of 1,525,280 shares of Verticalnet’s common stock to the holders of the Notes (the "Note Holders").

The shares of Verticalnet’s common stock were issued to the Note Holders, each an accredited investor, in reliance on the exemption from registration provided by Rule 506 promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Settlement Agreement and Mutual Release, dated as of December 16, 2005, by and between Verticalnet, Inc. and FBR Investment Management, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

December 19, 2005	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release dated as of December 16, 2005, by and between Verticalnet, Inc. and FBR Investment Management, Inc.